Exhibit 99.1

B. Riley Financial Closes Acquisition of Wunderlich Securities

LOS ANGELES, CA – July 5, 2017 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, has completed its previously announced acquisition of Wunderlich Securities, a leading full-service investment banking and brokerage firm. Today’s announcement follows approval from all relevant regulatory agencies.

“We are pleased to have completed our acquisition of Wunderlich,” said Bryant Riley, Chairman and CEO of B. Riley Financial. “We hold the Wunderlich team in high regard and are excited to have their team and track record as part of our organization. Wunderlich enhances our platform by expanding our institutional client base, research coverage, and proprietary trading capabilities, including adding an institutional fixed income business. Perhaps most importantly though, the acquisition bolsters our wealth management business by adding more than 200 financial advisors and $10 billion in assets under administration. We believe this increased scale positions B. Riley Capital Management as one of the most comprehensive wealth management platforms in the industry, ideally positioned to capitalize on what we believe will be the eventual shift from passive investing back towards active management.

“Wunderlich along with our recent acquisition of FBR creates a powerful and differentiated financial services platform for our institutional and corporate clients. Our combined organization of more than 800 professionals and strong balance sheet not only gives us a national footprint in equities and fixed income, but also the necessary scale and resources to strategically expand our leading position in business services, financial advisory and investment banking.”

Gary Wunderlich has been appointed to the board of B. Riley Financial and will continue as CEO of Wunderlich. He will report directly to Bryant Riley and Tom Kelleher, who will serve as co-CEOs of the combined investment banking and brokerage business. Richard Hendrix, former chairman and CEO of FBR, will serve as a consultant to ensure a seamless integration of FBR as well as continue to serve as a director on the board of B. Riley Financial.

Wunderlich added: “This is an exciting time for Wunderlich as the B. Riley Financial platform provides our wealth management advisors with access to a broader suite of products and services to address their clients’ financial needs. We look forward to benefiting from the increased scale and expanded capital resources and will continue to grow our successful wealth management franchise by bringing on additional advisors in existing locations and introducing the Wunderlich brand in new markets.”

Wachtell, Lipton, Rosen & Katz served as legal counsel to B. Riley Financial. Baker Donelson served as legal counsel and Keefe, Bruyette & Woods, Inc. served as exclusive financial advisor to Wunderlich.

About Wunderlich Securities

Established in 1996, Wunderlich provides individuals, corporations and institutional clients with wealth management, equity research and investment banking, and fixed income sales and trading. Wunderlich, headquartered in Memphis, Tennessee, has over 25 offices in 17 states and more than 450 associated professionals. For more information, visit www.wunderlichonline.com.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC (www.brileyco.com), FBR Capital Markets & Co. (www.fbr.com), Great American Group, LLC (www.greatamerican.com), and B. Riley Capital Management, LLC (which includes B. Riley Asset Management (www.brileyam.com) and B. Riley Wealth Management (www.brileywealth.com). The Company also makes proprietary investments in other businesses, such as the acquisition of United Online, Inc. (www.untd.com) in July 2016, where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance, the effects of our business model, the anticipated benefits of our recent acquisitions of Wunderlich and FBR & Co. and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; our ability to achieve expected cost savings or other benefits with respect to the acquisitions of Wunderlich and FBR & Co., in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent and pending acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.’s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

RILY@liolios.com

(949) 574-3860

Media Contact:

Jo Anne McCusker

Brainerd Communicators, Inc.

mccusker@braincomm.com

(212) 986-6667

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